                                                                    EXHIBIT 4.12

                                                               WARRANT NO. _____

THE SECURITY EVIDENCED HEREBY HAS NOT BEEN REGISTERED UNDER THE SECURITIES ACT OF 1933 0R ANY STATE SECURITIES LAWS AND MAY NOT BE SOLD, TRANSFERRED, ASSIGNED, OFFERED, PLEDGED OR OTHERWISE DISTRIBUTED FOR VALUE UNLESS THERE IS AN EFFECTIVE REGISTRATION STATEMENT UNDER SUCH ACT OR LAWS COVERING SUCH SECURITY OR THE COMPANY RECEIVES AN OPINION OF COUNSEL FOR THE HOLDER OF THIS SECURITY (SATISFACTORY TO THE COMPANY AND ITS LEGAL COUNSEL) STATING THAT SUCH SALE. TRANSFER. ASSIGNMENT, PLEDGE OR DISTRIBUTION IS EXEMPT FROM THE REGISTRATION AND PROSPECTUS DELIVERY REQUIREMENTS OF THE SECURITIES ACT OF 1933 AND ALL APPLICABLE STATE SECURITIES LAWS.

                                     WARRANT
                                   TO PURCHASE
                                  COMMON SHARES
                                       OF
                            CAPELLA EDUCATION COMPANY

      FOR VALUE RECEIVED, Legg Mason Wood Walker, Incorporated, a Maryland corporation, is entitled to subscribe for and purchase from Capella Education Company, a Minnesota corporation (the "Company"), up to One Hundred Thirty Five Thousand Eighty Eight (135,088) duly authorized, fully paid and nonassessable Common Shares of the Company, $.10 par value per share, or such greater or lesser number of such shares as may be determined by application of the anti-dilution provisions of this warrant, at the price of Seventeen and 10/100 Dollars ($17.10) per share, subject to adjustments as noted below (the "Warrant Exercise Price").

      This warrant is subject to the following provisions, terms and conditions:

      1. Expiration. This warrant shall expire on the earlier of (i) May 11, 2005, or (ii) the second anniversary of the Company's initial public offering of its Common Shares which is registered with the Securities and Exchange Commission under the provisions of the Securities Act of 1933 (the "Act"). Subject to the foregoing, this warrant may be exercised, in whole or in part, by the holder hereof at any time or from time to time prior to the expiration hereof.

      2. Exercise. The rights represented by this warrant may be exercised by the holder hereof, in whole or in part, by written notice of exercise delivered to the Company and by the surrender of this warrant (properly endorsed if required) at the principal office of the Company and upon payment to it by either (i) cash, certified check or bank draft of the purchase price for the shares to be purchased, or (ii) delivery of certificates for the Company's Common Shares already owned by the holder having a fair market value equal to

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the purchase price for the shares to be purchased. "Fair market value" per
Common Share on any date shall be (A) the average of the daily closing prices of the Common Shares for the thirty (30) consecutive trading days preceding such date on the principal national securities exchange or national securities market on which the Common Shares are listed or admitted to trading or, (B) if not so listed or admitted, the average of the medians of the highest reported bid and lowest reported asked quotations for the Common Shares for each trading day during such period as furnished by the National Association of Securities Dealers, Inc. or its successor, or, (C) if not so listed, admitted or quoted, as determined in good faith by the Company's Board of Directors using customary valuation methods, provided that no representative, delegate or agent of the holder on the Company's Board of Directors shall be entitled to vote on the determination of such fair market value, and provided further that the Board of Directors shall not be required to retain outside advisors in making its determination. The shares to be purchased shall be deemed to be issued as of the close of business on the date on which this warrant has been exercised by payment to the Company of the Warrant Exercise Price. Certificates for the shares so purchased, bearing the restrictive legend set forth at the beginning of this warrant, shall be delivered to the holder within ten (10) days after the rights represented by this warrant shall have been so exercised, and, unless this warrant has expired, a new warrant representing the number of shares, if any, with respect to which this warrant has not been exercised shall also be delivered to the holder hereof within such time. No fractional shares shall be issued upon the exercise of this warrant, but in lieu of any such fractional share the Company shall make a cash payment therefor equal in amount to the product of the applicable fraction multiplied by the current fair market value per Common Share.

      3. Right to Convert Warrant. The holder of this warrant shall have the right to require the Company to convert this warrant (the "Conversion Right"), in whole or in part, at any time prior to its expiration, into the Company's Common Shares as provided for in this Section 3. Upon exercise of the Conversion Right, the Company shall deliver to the holder (without payment by the holder of any Warrant Exercise Price) that number of the Company's Common Shares equal to the quotient obtained by dividing (i) the value of the warrant at the time the Conversion Right is exercised (determined by subtracting the aggregate Warrant Exercise Price for the shares subject to the warrant in effect immediately prior to the exercise of the Conversion Right from the aggregate fair market value of the shares subject to the warrant immediately prior to the exercise of the Conversion Right) by (ii) the fair market value of one Common Share of the Company immediately prior to the exercise of the Conversion Right and multiplying the quotient so obtained by a fraction equal to the portion of this Warrant which the holder desires to convert. For purposes hereof, "fair market value" per Common Share shall be determined as provided in Section 2. The Conversion Right may be exercised by the holder hereof, in whole or in part, by written notice of exercise delivered to the Company and by the surrender of this warrant (properly endorsed if required) at the principal office of the Company. The shares to be issued upon exercise of the Conversion Right shall be deemed to be issued as of the close of business on the date on which the Conversion Right has been exercised by written notice and surrender of this warrant to the Company. Certificates for the shares so issued, bearing the restrictive legend set forth at the beginning of this warrant, together with cash in lieu of any fractional share shall be delivered to the holder within ten (10) days after the Conversion Right shall have been so exercised, and, unless this warrant has expired, a new warrant representing the number of shares, if any, with respect to which the Conversion Right has not been exercised shall also be delivered to the holder hereof within such time. No fractional shares shall be issued upon the exercise of the Conversion Right, but in lieu of any such fractional share the Company shall make a cash payment therefor equal in amount to the product of the applicable fraction multiplied by the current fair market value per Common Share.

      4. Covenants of the Company. The Company covenants and agrees that all shares that may be issued upon the exercise of the rights represented by this warrant shall, upon issuance, be duly authorized and issued, fully paid and nonassessable shares. The Company further covenants and agrees that during the period within which the rights represented by this warrant may be exercised, the Company will at all times have authorized, and reserved for the purpose of issue or transfer upon exercise of the subscription rights evidenced by this warrant, a sufficient number of its Common Shares to provide for the exercise of the rights represented by this warrant, and will not permit the par value, if any of its Common Shares to exceed the Warrant Exercise Price. If the Company shall list its Common Shares on any securities exchange it will, at its expense, list, or obtain approval for listing upon issuance of, the Common Shares issuable under this warrant. The Company shall similarly list, or obtain approval for listing upon issuance of, any other security issuable under this warrant if such other security has been listed on any securities exchange.

      5. Adjustments to Warrant Exercise Price. The Warrant Exercise Price shall be subject to adjustment from time to time as hereinafter provided in this
Section 5:

      (a) If the Company at any time divides its outstanding Common Shares into a greater number of shares (whether pursuant to a stock split, stock dividend or otherwise), and conversely, if its outstanding Common Shares are combined into a smaller number of shares, the Warrant Exercise Price in effect immediately prior to such division or combination shall be proportionately adjusted to reflect the reduction or increase in the value of each such Common Share.

      (b) If any capital reorganization or reclassification of the capital stock of the Company, or consolidation or merger of the Company with another corporation, or the sale of all or substantially all of its assets to another corporation shall be effected in such a way that holders of the Company's Common Shares shall be entitled to receive stock, securities or assets with respect to or in exchange for such Common Shares, then, as a condition of such reorganization, reclassification, consolidation, merger or sale, the holder of this warrant shall have the right to purchase and receive upon the basis and upon the terms and conditions specified in this warrant and in lieu of the Common Shares of the Company immediately theretofore purchasable and receivable upon the exercise of the rights represented hereby, such shares of stock other securities or assets as would have been issued or delivered to the holder of this warrant if it had exercised this warrant and had received such Common Shares prior to such reorganization, reclassification, consolidation, merger or sale. The Company shall not effect any such consolidation, merger or sale, unless prior to the consummation thereof the successor corporation (if other than the Company) resulting from such consolidation or merger or the corporation purchasing such assets shall assume by written instrument executed and mailed to the registered holder of this warrant at the last address of such holder appearing on the books of the Company, the obligation to deliver to such holder such shares of stock, securities or assets as, in accordance with the foregoing provisions, such holder may be entitled to purchase.

      (c) Upon each adjustment of the Warrant Exercise Price, the holder of this warrant shall thereafter be entitled to purchase, at the Warrant Exercise Price resulting from such adjustment, the number of shares obtained by multiplying the Warrant Exercise Price in effect immediately prior to such adjustment by the number of shares purchasable pursuant hereto immediately prior to such adjustment and dividing the product thereof by the Warrant Exercise Price resulting from such adjustment.

      (d) Upon any adjustment of the Warrant Exercise Price, the Company shall give written notice thereof, by first class mail, postage prepaid, addressed to the registered holder of this warrant at the address of such holder as shown on the books of the Company, which notice shall state the Warrant Exercise Price resulting from such adjustment and the increase or decrease, if any, in the number of shares purchasable at such price upon the exercise of this warrant, setting forth in reasonable detail the method of calculation and the facts upon which such calculation is based.

      6. No Voting_Rights. This warrant shall not entitle the holder hereof to any voting rights or other rights as a shareholder of the Company.

      7. Registration Rights. If, at any time commencing after the date hereof, the Company proposes to register any of its securities for money under the Act, other than pursuant to Form S-4, Form S-8 or a comparable registration statement and other than in connection with demand registrations initiated by other security holders of the Company whose rights exclude or restrict (to the extent of such restriction) participation by other holders of registration rights, it will give written notice by registered mail, at least thirty (30) days prior to the filing of each such registration statement to the holder of this warrant and/or the Common Shares and any other securities issuable upon exercise of this warrant (collectively, the "warrant securities") of its intention to do so. If the holder of this warrant and/or warrant securities notifies the Company within twenty (20) business days after receipt of any such notice of its desire to include any such securities in such proposed registration statement, the Company shall afford the holder of this warrant and/or warrant securities the opportunity to have any such warrant securities registered under such registration statement. Notwithstanding the foregoing sentence, the Company shall have the right at any time after it shall have given the written notice provided (irrespective of whether a written request for inclusion of any such securities shall have been made) to delay or elect not to file any such proposed registration statement or to withdraw the same after the filing but prior to the effective date thereof. If any registration shall be underwritten in whole or in part, the Company may require that the warrant securities be included in the underwriting on the same terms and conditions as the securities otherwise being sold through the underwriters. If in the

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good faith judgment of the managing underwriter the registration of all, or part of, the warrant securities which the holders have requested to be included would materially and adversely affect such public offering, then the Company shall be required to include in the underwriting only that number of warrant securities, if any, which the managing underwriter believes may be sold without causing such material adverse effect. If the number of warrant securities to be included in the underwriting in accordance with the foregoing is less than the total number of shares which the holders of warrant securities have requested to be included, then, (A) in the case of a registration statement whose filing was initiated by the Company, the securities to be included in such underwriting shall be allocated (x) first to the Company and (y) second among the holders of warrant securities, Class D Registrable Securities and Class E Registrable Securities who have requested registration, on a pro rata basis based on the number of shares included in their respective requests for registration and (B) in the case of a registration statement whose filing was initiated by a selling stockholder, the securities to be included in such underwriting shall be allocated among the holders of warrant securities, Class D Registrable
Securities and Class E Registrable Securities who have requested registration on a pro rata basis based on the number of shares included in their respective requests for registration. "Class D Registrable Securities" means shares of the Company's capital stock that are defined as "Registrable Securities" in that certain Registration Rights Agreement between the Company and National Computer Systems, Inc., dated as of June 16, 1998, as amended as of April 20, 2000.
"Class E Registrable Securities" means "Registrable Shares" as defined in that certain Investor Rights Agreement between the Company and the purchasers of the Company's Class E Convertible Preferred Stock dated as of April 20, 2000. Those warrant securities which are thus excluded from the underwritten public offering shall be withheld from the market for a period, not to exceed 180 days, which the managing underwriter reasonably determines is necessary in order to effect the underwritten public offering. In the event of any registration of warrant securities in connection with an underwritten public offering, the holder shall enter into and perform its obligations under an underwriting agreement, in usual and customary form, with the managing underwriter selected by the Company for such offering. In connection with any registration hereunder, the Company and the holder by acceptance hereof further agree as follows:

      (a) the Company shall use its best efforts to cause such registration statement to become effective and shall furnish the holder desiring to sell warrant securities such number of prospectuses as shall reasonably be requested;

      (b) the Company shall pay all costs (excluding fees and expenses of holder's counsel and any underwriting or selling commissions), fees and expenses in connection with all registration statements filed hereunder including, without limitation, the Company's legal and accounting fees, printing expenses and blue sky fees and expenses;

      (c) the Company will take all necessary action which may be required in qualifying or registering the warrant securities included in a registration statement for offering and sale under the securities or blue sky laws of such states as reasonably are requested by the holder, provided that the Company shall not be obligated to execute or file any general consent to service of process or to qualify as a foreign corporation to do business under the laws of any such jurisdiction;

      (d) the Company shall indemnify the holder of the warrant securities to be sold pursuant to any registration statement and each person, if any, who controls such holder within the meaning of Section 15 of the Act or Section 20(a) of the Securities Exchange Act of 1934, as amended ("Exchange Act"), against all losses, claims, damage, expense or liability (including all expenses reasonably incurred in investigating, preparing or defending against any claim whatsoever) to which any of them may become subject under the Act, the Exchange Act or otherwise, arising from such registration statement, except to the extent any such loss, claim, damage, expense or liability arises from information furnished by or on behalf of the holder of this warrant, or its successors or assigns for specific inclusion in such registration statement;

      (e) the holder of the warrant securities to be sold pursuant to a registration statement, and its successors and assigns, shall indemnify the Company, its officers and directors and each person, if any, who controls the Company within the meaning of Section 15 of the Act or Section 20(a) of the Exchange Act, against all losses, claims, damage, expense or liability (including all expenses reasonably incurred in investigating, preparing or defending against any claim whatsoever) to which they may become subject under the Act, the Exchange Act or otherwise, arising from information furnished by or on behalf of such holder, or its successors or assigns, for specific inclusion in such registration statement;

      (f) nothing contained in this warrant shall be construed as requiring the holder to exercise its warrant prior to the initial filing of any registration statement or the effectiveness thereof;

      (g) at the time of the effectiveness of the registration statement the Company shall furnish to each underwriter, if any, for the holder participating in the offering, and if at such time the holder is deemed to be an "affiliate" of the Company under the Act, the Company shall furnish to such holder, a signed counterpart, addressed to such underwriter or holder, as the case may be, of an opinion of counsel to the Company, dated the effective date of such registration statement (and, if such registration includes an underwritten public offering, an opinion dated the date of the closing under the underwriting agreement), and the Company shall furnish to each such underwriter a "cold comfort" letter dated the effective date of such registration statement (and, if such registration includes an underwritten public offering, a letter dated the date of the closing under the underwriting agreement) signed by the independent public accountants who have issued a report on the Company's financial statements included in such registration statement, in each case covering substantially the same matters with respect to such registration statement (and the prospectus included therein) and, in the case of such accountants' letter, with respect to events subsequent to the date of such financial statements, as are customarily covered in opinions of issuer's counsel and in accountants' letters delivered to underwriters in underwritten public offerings of securities;

      (h) the Company shall as soon as practicable after the effective date of the registration statement, and in any event within fifteen (15) months thereafter, make "generally available to its security holders" (within the meaning of Rule 158 under the Act) an earnings statement (which need not be audited) complying with Section 11(a) of the Act and covering a period of at least twelve (12) consecutive months beginning after the effective date of the registration statement;

      (i) the holder shall furnish to the Company such information regarding itself, the warrant securities, the intended method of disposition thereof and such other matters as shall be reasonably requested by the Company in connection with the registration of the warrant securities;

      (j) the holder shall in connection with the first underwritten public offering of Common Shares by the Company, and any public offering of the warrant securities, upon request of the Company or the underwriters managing the underwritten offering of the Company's securities, agree not to sell, make any short sale of, loan, grant any option for the purchase of, or otherwise dispose of any warrant securities other than those included in the registration without the prior written consent of the Company or such underwriters, as the case may be, for such period of time (not exceeding 180 days) from the effective date of such registration as may be requested by the underwriters; provided, that all other holders of at least 5% of the Company's outstanding voting equity securities (other than holders which have acquired such shares in registered offerings, open market transactions or block trades) and all of the officers and directors of the Company who own stock of the Company also agree to such restrictions; and provided further that such agreement under this paragraph (j) shall be applicable only to registration statements of the Company which cover Common Shares or other securities to be sold on its behalf to the public in an underwritten offering; and

      (k) the right of the holder to request registration or inclusion of warrant securities in any registration shall terminate on the earlier to occur of (i) June 30, 2007 or (ii) any public sale of such warrant securities pursuant to a registration statement, Section 4(1) of the Act, or Rule 144 under the Act, or (iii) such time as such warrant securities shall be eligible for sale under Rule 144 without limitations as to volume, or (iv) any sale or transfer in any manner to a person or entity in violation of Section 10 of this warrant.

      8. Notice of Certain Events. In case any time:

      (a) the Company shall pay any dividend payable in stock upon Common Shares or make any distribution (other than regular cash dividends) to the holders of Common Shares; or

      (b) the Company shall offer for subscription pro rata to the holders of Common Shares any additional shares of stock of any class or other rights, or

      (c) there shall be any capital reorganization, reclassification of the capital stock of the Company, or consolidation or merger of the Company with, or sale of all or substantially all of its assets, to another corporation; or

      (d) there shall be a voluntary or involuntary dissolution, liquidation or winding up of the Company;

then, in any one or more of said cases, the Company shall give written notice, by first-class mail, postage prepaid, addressed to the holder of this warrant of the date on which (A) the books of the Company shall close or a record shall be taken for such dividend, distribution or subscription rights, or (B) such reorganization, reclassification, consolidation, merger, sale, dissolution, liquidation or winding up shall take place, as the case may be. Such notice also shall specify the date as of which the holders of Common Shares of record shall participate in such dividend, distribution or subscription rights, or shall be entitled to exchange their Common Shares for securities or other property deliverable upon such reorganization, reclassification, consolidation, merger, sale, dissolution, liquidation or winding up, as the case may be. Such written notice shall be given at least thirty (30) days prior to the action in question and not less than thirty (30) days prior to the record date or the date on which the Company's transfer books are closed in respect thereto.

      9. Investment Representations of Holder. The holder of this warrant by acceptance hereof, represents that it is acquiring this warrant for investment for its own account and not with the view to, or for resale in connection with, any distribution or public offering. The holder of this warrant further understands and acknowledges:

      (a) that neither this warrant nor the Common Shares of the Company to be issued upon exercise of this warrant has been registered under the Securities Act or any state securities laws by reason of its and their contemplated issuance in transactions exempt from the registration requirements of the Securities Act pursuant to Section 4(2) thereof and applicable state securities laws, and that the reliance of the Company and others upon these exemptions is predicated in part upon this representation;

      (b) that neither this warrant nor the Common Shares of the Company to be issued upon exercise of this warrant may be transferred or resold without (i) registration under the Securities Act and any applicable state securities laws or (ii) an exemption from the requirements of the Securities Act and applicable state securities laws, the applicability of which shall be demonstrated by a legal opinion from legal counsel for the holder of this warrant satisfactory to the Company and its legal counsel;

      (c) that the holder of this warrant is an accredited corporate investor which has had a reasonable opportunity to make inquiries of the Company and its management and the holder has particular knowledge and information concerning the business and prospects of the Company.

      10. Transfer or Assignment: Replacement. This warrant and the Common Shares issuable hereunder are non-transferable except (i) to a successor of Legg Mason Wood Walker, Incorporated or Legg Mason, Inc. by merger, the acquisition of all or substantially all of the assets thereof or any similar transaction, (ii) to officers of Legg Mason Wood Walker, Incorporated or its successor following the date on which the Common Shares of the Company have first been sold in a registered offering under the Act, provided that such transfer or transfers are exempt from registration under the Act and applicable state securities laws, (iii) to other persons or entities following the date on which the Common Shares of the Company have first been sold in a registered offering under the Act in transactions which satisfy the requirements of Section 9(b) of this warrant, and (iv) otherwise with the prior written consent of the Company. Each holder of this warrant, by taking or holding the same, consents and agrees that the bearer of this warrant, when endorsed, may be treated by the Company and all other persons dealing with this warrant as the absolute owner hereof for any purpose and as the person entitled to exercise the rights represented by this warrant, or to the transfer hereof on the books of the Company, any notice to the contrary notwithstanding; but until such transfer on such books, the Company may treat the registered owner hereof as the owner for all purposes. Upon receipt of evidence reasonably satisfactory to the Company of the loss, theft, destruction or mutilation of this warrant and, in the case of loss, theft or destruction, on delivery of any indemnity agreement or bond reasonably satisfactory in form and amount to the Company or, in the case of mutilation, on surrender and cancellation of this warrant, the Company will execute and deliver, in lieu of this warrant, a new warrant of like tenor.

      11. Miscellaneous.

      (a) This warrant and the terms hereof may be amended, changed, waived, discharged or terminated only by an instrument in writing signed by the party against which enforcement of the amendment, change, waiver, discharge or termination is sought.

      (b) This warrant shall be governed by and construed under the laws of the State of Minnesota as applied to agreements among Minnesota residents entered into and to be performed entirely within Minnesota.

      (c) Any notice under this warrant shall be given in writing and shall be deemed effectively given upon personal delivery to the party to be notified or upon deposit with the United States Post Office, by registered or certified mail, postage prepaid and addressed to the party to be notified at the address indicated below:

            If to the holder:

                  Legg Mason Wood Walker, Incorporated
                  100 Light Street
                  34th Floor
                  Baltimore, MD  21202

                  Attention: Director of Investment Banking

            If to the Company:

                  Capella Education Company
                  330 Second Avenue South, Suite 550
                  Minneapolis, MN 55401

                  Attention: Stephen G.  Shank, President

or at such other address as such party may designate by ten (10) days' advance written notice to the other party.

      IN WITNESS WHEREOF, the Company has caused this warrant to be signed and delivered by a duly authorized officer as of May 11, 2000.

                                             CAPELLA EDUCATION COMPANY

                                             By:  /s/ Paul F. Clifford
                                                  ------------------------------

                                             Its: CFO, Secretary

                         WARRANT EXERCISE OR CONVERSION

           (To be signed only upon exercise or conversion of warrant)

The undersigned, the holder of the foregoing warrant, hereby irrevocably elects to:

      (a) exercise the purchase right represented by such warrant for, and to purchase thereunder, __________ of the Common Shares of Capella Education Company to which such warrant relates, and herewith makes payment of $________ therefor in cash or by certified check or bank draft as the purchase price therefor, or herewith delivers _____________ Common Shares having a fair market value equal to such purchase price, or

      (b) convert such warrant to the extent of ___________ Common Shares into such number of Common Shares as are deliverable upon exercise of the Conversion Right under such warrant,

and requests that the certificates for such shares be issued in the name of, and be delivered to ___________________ whose address is set forth below the signature of the undersigned.

Dated:   ___________________                LEGG MASON WOOD WALKER,
                                               INCORPORATED

                                            By:_________________________________

                                            ____________________________________

                                            ____________________________________

                                            ____________________________________
                                            [Address]

                               WARRANT ASSIGNMENT

                  (To be signed only upon transfer of warrant)

FOR VALUE RECEIVED, the undersigned hereby sells, assigns and transfers unto _________ the purchase right represented by the foregoing warrant to purchase the Common Shares of Capella Education Company to which such warrant relates and appoints ________________ attorney to transfer such purchase right on the books of Capella Education Company with full power of substitution in the premises.

Dated: ___________________                    LEGG MASON WOOD WALKER,
                                                  INCORPORATED

                                              By:_______________________________

                                              __________________________________

                                              __________________________________

                                              __________________________________
                                              [Name and Address of Transferee]